SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2002



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                 1-12334                95-4114732
           --------                 -------                ----------
(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Items

      JULY 1, 2002 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today announced it has participated in a new seismic delineated exploration discovery at its La Rosa Field and provided an exploration update on its Texas Onshore Exploration Program that makes use of a major energy company's seismic database.

Texas Onshore Exploration Program Update
----------------------------------------

      As Fortune previously announced on February 20, 2002, it has acquired a 25% working interest and a co-operating position in a large-scale onshore oil and gas exploration and development program in Texas (the "Program"). The Program makes use of an approximate 48,000 mile major energy company's seismic database covering East Texas, the Texas Gulf Coast and South Texas that has not been previously available to the industry. Fortune and its partners have been reprocessing the data with the latest state of the art technology and processing techniques to significantly enhance the data.

      Originally, Fortune announced that it anticipated a minimum of 50 drillable prospects would be identified from 250 prospect leads after 100% of the seismic data had been reprocessed and interpreted (reprocessing is expected to be completed by September 2003). With approximately 20% of the seismic data fully reviewed, almost 150 prospect leads have been identified from which 50 new prospects have been developed. Fortune anticipates additional plays will be identified with similar characteristics as reprocessing and review continues on the balance of approximately 80% of the seismic data.

      Fortune currently expects that drilling should commence shortly on the initial prospects, around mid-July, in the program.


La Rosa Proprietary 3D Seismic Exploration Program, Refugio County, Texas
-------------------------------------------------------------------------

      The La Rosa C-8 well was spud on May 29, 2002 and logged on June 3, 2002 as a new discovery. Log evaluation indicates that the well has an aggregate 22 feet of pay sand in two pay zones. The well is currently producing approximately 400,000 cubic feet of gas per day on a 7/64th choke. Fortune owns a 10% working interest in the well; its share of the drilling and completion cost was approximately $26,000.

      Recompletions of other La Rosa wells in 2002 have resulted in additional production, and more are planned. The partners have also reprocessed the proprietary 3D seismic data acquired over the field to better define the additional exploration and development targets. The discovery at the La Rosa C-8 is attributed to the reprocessed seismic data.

Executives' Remarks
-------------------

      "We are very pleased with the progress of our new Texas program and we anticipate that the drilling phase will begin shortly. The quality and quantity of the plays identified so far have met all our pre-expectations for the program and support our feeling that this is a unique opportunity," stated Ronald P. Nowak, Fortune's President and Chief Operating Officer.

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's Annual Report on Form 10-KSB for the year ended December 31, 2001 and its quarterly report on Form 10-QSB for the period ended March 31, 2002, as well as other filings with the Securities and Exchange Commission. There can be no assurance that Fortune will be successful in meeting its expectations.

                                  ************
                                           Company Contact:  Tyrone J. Fairbanks
                                                                Chairman and CEO
                                                                 (281)  872-1170
                                                     investor@fortunenatural.com

Item 7.  Financial Statements and Exhibits


         None

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           FORTUNE NATURAL RESOURCES CORPORATION



                           By:  /s/ Tyrone J. Fairbanks
                                ------------------------------------
                                Tyrone J. Fairbanks
                                Chairman and Chief Executive Officer



Date:  July 1, 2002